UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-8877	84-0772991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 900 Denver, Colorado

(Address of principal executive offices)

80202

(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 16, 2012, Credo Petroleum Corporation (the “Company”) and its wholly-owned subsidiary, United Oil Corporation (“UOC”) entered into a Credit Agreement (the “Credit Agreement”) with BOKF, N.A., a National Banking Association, d/b/a Bank of Oklahoma, as lender.  The Credit Agreement has a four-year term and provides for a $25 million revolving line of credit.

The Company and UOC are the borrowers (the “Borrowers”) under the Credit Agreement.  Borrowings under the Credit Agreement are secured by certain oil and gas interests of the borrowers and the issued and outstanding equity of UOC.  Borrowings under the Credit Agreement are available to the Company and UOC to finance the acquisition, exploration and development of oil and gas properties and related assets and activities, and for general corporate purposes, including working capital needs.

Borrowings under the Credit Agreement bear interest at the LIBOR rate or the prime rate plus  an applicable margin.  The Borrowers’ availability under the Credit Agreement will be governed by an initial borrowing base which currently is set at $7,000,000. The determination of the borrowing base is made by the lenders in their sole discretion taking into consideration the reserve reports of the oil and gas interests subject to the Credit Agreement. The borrowing base is redetermined semi-annually and the available borrowing amount could be increased or decreased as a result of such re-determinations. In addition, the Company and the lender each have discretion at any time, but not more often than once during any fiscal year, to have the borrowing base re-determined.

The Credit Agreement requires the Company to meet certain financial tests, including a ratio of consolidated current assets to consolidated current liabilities and a ratio of consolidated funded indebtedness to consolidated EBITDAX.  The Credit Agreement also contains additional covenants which, among other things, require the Company to deliver to the lenders specified financial information, including annual and quarterly financial information, and limit the Company’s ability to (or to permit any subsidiaries to), subject to various exceptions and limitations, (i) merge with other companies; (ii) create liens on its property; (iii) incur additional indebtedness; (iv) enter into transactions with affiliates, except on an arms-length basis; (v) pay dividends or make certain other restricted payments; (vi) make certain investments; and (vii) sell its assets.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated February 16, 2012, among Credo Petroleum Corporation and United Oil Corporation, as borrowers and BOKF, N.A., a National Banking Association, d/b/a Bank of Oklahoma, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2012

CREDO PETROLEUM CORPORATION
(Registrant)

	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated February 16, 2012, among Credo Petroleum Corporation and United Oil Corporation, as borrowers and BOKF, N.A., a National Banking Association, d/b/a Bank of Oklahoma, as lender.